77Q1(a)

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended June 30, 2009

Sub-Item 77Q1(a): Amendments to Constituent Instruments Described in Item 77G

Submission of the Amended and Restated Declaration of Trust is incorporated by reference to item (a)(4) of Post-Effective Amendment No. 46 to the Registration Statement filed on form N-1A on June 2, 2009.